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                                                                EXHIBIT 4.8(d)

                UNANIMOUS CONSENT RESOLUTION OF THE DIRECTORS OF
                         SHURFLO PUMP MANUFACTURING CO.

The undersigned, being all of the members of the Board of Directors of SHURflo Pump Manufacturing Co., a California corporation (the "Company"), hereby consent to the following actions without a formal meeting of the Board of Directors, or notice thereof:

     WHEREAS, this Company maintains the SHURflo 401(k) Profit Sharing Plan (hereinafter referred to as the "401(k) Plan" for the exclusive benefit of participating employees and their beneficiaries; and

     WHEREAS, the Board deems it desirable to clarify certain items with respect to the 401(k) Plan;

     NOW, THEREFORE, RESOLVED, the Company is the Plan Administrator of the 401(k) Plan for purposes of the Employee Retirement Income Security Act of 1974.

     FURTHER RESOLVED, Section 1.07(g) of the 401(k) Plan is amended to read as follows effective for the period January 1, 1998 through December 31, 1999:

          For all purposes of the Plan, an employee is not eligible until the employee is credited with 1,000 hours of service during a 12-month or shorter period. After an employee is eligible, Article II applies as of the next entry date.

     FURTHER RESOLVED, Section 1.07(g) of the 401(k) Plan is amended to read as follows effective January 1, 2000:

          For all purposes of the Plan other than the ability to make deferral contributions pursuant to Section 3.01(a), an employee is not eligible until the employee is credited with 1,000 hours of service during a 12-month or shorter period. After an employee is eligible, Article II applies as of the next entry date.

Dated this 25th  day of April, 2000

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George E. Wardeberg                         Thomas F. Schrader


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Joseph P. Wenzler                           J. Russell Phillips